Exhibit 10.20

EQUITY AWARD AGREEMENT AMENDMENT
    This Equity Award Agreement Amendment (this “Amendment”) is dated as of January 4, 2023, by and between Penumbra, Inc., a Delaware corporation (the “Company”), and Maggie Yuen (“Participant”).
RECITALS
WHEREAS, the Company and Participant are parties to those certain equity award agreements, dated as of December 16, 2019 and November 15, 2021 and attached hereto as Exhibit A (each, an “Award Agreement” and, collectively, the “Award Agreements”), pursuant to which the Company granted Participant certain equity awards under the Company’s Amended and Restated 2014 Equity Incentive Plan (the “Plan”). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the applicable Award Agreement or the Plan, as applicable; and
WHEREAS, the Company and Participant desire to amend the Award Agreements as set forth herein.
AMENDMENT
    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Participant agree as follows:
1.    Award Vesting upon a Change in Control.
a.    In the Award Agreements that represent awards of restricted stock units under the Plan, in the section entitled “Notice of Restricted Stock Unit Grant,” the following language shall be deleted in its entirety:
In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will immediately terminate.
        The deleted language shall be replaced with the following language:
In the event of a Change in Control, and subject to Participant continuing to be a Service Provider through the date of such Change in Control, the Participant will fully vest in all of the RSUs granted under this Agreement.
b.    In the Award Agreements that represent awards of stock options under the Plan, in the section entitled “Notice of Stock Option Grant,” the following language shall be deleted in its entirety:
In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Options, the Options and Participant’s right to acquire any Shares or cash hereunder will immediately terminate.
The deleted language shall be replaced with the following language:

Notwithstanding the foregoing, in the event of a Change in Control, and subject to Participant continuing to be a Service Provider through the date of such Change in Control, Participant will fully vest in and have the right to exercise all of the Shares subject to this Option. The Administrator will notify Participant in writing or electronically that this Option will be exercisable for a period of time determined by the Administrator in its sole discretion, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of the Change in Control.
2.    No Other Changes. Except as expressly modified hereby, all provisions of the Award Agreements shall remain in full force and effect.
3.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
4.     Governing Law. This Amendment is governed by the internal substantive laws, but not the choice of law rules, of California. For purposes of litigating any dispute that arises under this Amendment, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the United States federal courts for the Northern District of California, and no other courts, where this Amendment is made and/or to be performed.
5.    Entire Agreement. The Plan, the Award Agreements (including the appendices and exhibits referenced therein) and this Amendment constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.
[Signature page follows]

IN WITNESS WHEREOF, Participant and the Company have executed this Amendment as of the date first set forth above.

PARTICIPANT        PENUMBRA, INC.

/s/ Maggie Yuen        /s/ Adam Elsesser
Signature        Signature
Maggie Yuen        Adam Elsesser
Print Name        Print Name
            Chief Executive Officer
            Title
[Equity Award Agreement Amendment Signature Page]